                                Exhibit 99.1
NEWS RELEASE

Date	From
August 6, 2019	Rich Sheffer
NEWS RELEASE	1.727.853.3079
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.

WELBILT REPORTS SECOND QUARTER OPERATING RESULTS

Delivers sales, margin and earnings growth in Q2

New Port Richey, FL. - August 6, 2019 - Welbilt, Inc. (NYSE:WBT), today announced financial results for its 2019 second quarter.

2019 Second Quarter Highlights (1)

•	Net sales were $426.3 million, an increase of 1.3 percent from prior year; Organic Net Sales increased 2.2 percent

•
Earnings from operations were $57.2 million, an increase of 2.9 percent from prior year; as a percent of net sales, earnings from operations were 13.4 percent, an increase of 20 basis points from prior year

•	Adjusted Operating EBITDA was $82.8 million, an increase of 9.7 percent from prior year; Adjusted Operating EBITDA margin was 19.4 percent, an increase of 150 basis points from prior year

•	Net earnings were $20.0 million, an increase of 66.7 percent from prior year; Adjusted Net Earnings were $30.8 million, an increase of 7.3 percent from prior year

•	Diluted net earnings per share were $0.14, an increase of 55.6 percent from prior year; Adjusted Diluted Net Earnings Per Share were $0.22, an increase of 10.0 percent from prior year

•
Net cash used in operating activities was $25.0 million, compared to $112.3 million in last year's second quarter; Free Cash Flow was $54.4 million, compared to $20.3 million in last year's second quarter.

2019 Second Quarter Year-to-date Highlights (1)

•	Net sales were $801.6 million, an increase of 4.0 percent from prior year; Organic Net Sales increased 2.8 percent

•
Earnings from operations were $81.7 million, a decrease of 15.9 percent from prior year; as a percent of net sales, earnings from operations were 10.2 percent, a decrease of 240 basis points from prior year

•	Adjusted Operating EBITDA was $132.9 million, an increase of 1.6 percent from prior year; Adjusted Operating EBITDA margin was 16.6 percent, a decrease of 40 basis points from prior year

•	Net earnings were $17.4 million, a decrease of 28.7 percent from prior year; Adjusted Net Earnings were $38.2 million, a decrease of 23.4 percent from prior year

•	Diluted net earnings per share were $0.12, a decrease of 29.4 percent from prior year; Adjusted Diluted Net Earnings Per Share were $0.27, a decrease of 22.9 percent from prior year

•
Net cash used in operating activities was $382.0 million, compared to $271.0 million in the comparable prior year period ; Free Cash Flow was an outflow of $14.5 million, compared to an outflow of $14.2 million in the comparable prior year period.

(1) Definitions and reconciliations of the non-GAAP measures used herein follow the financial statements included in this document

The net sales growth of 1.3 percent was primarily driven by growth in the Americas segment, partially offset by a decrease in the EMEA segment. Organic Net Sales increased 3.1 percent in the Americas segment with strong sales of Merco® hot-holding cabinets. Organic Net Sales increased 1.7 percent in the APAC segment and decreased 0.5 percent in the EMEA segment. The Crem acquisition contributed $3.2 million of net sales in the quarter through the anniversary date of the acquisition and foreign currency translation had a negative impact of $7.0 million.

Adjusted Operating EBITDA margin increased 150 basis points from the prior year primarily due to improved net pricing and higher volume/mix, partially offset by unfavorable foreign currency translation. Material costs and tariffs were a slight headwind in the quarter, with the positive impact from a favorable ruling on the applicability of tariffs on certain products largely offsetting higher material costs and on-going tariffs that began in the third quarter of 2018. Other manufacturing costs and selling, general and administrative spending also contributed to margin expansion.

During the first quarter of 2019, we initiated a comprehensive operational review to validate our long-term growth and margin targets and to refine our execution plans, which culminated in launching our Business Transformation Program ("Transformation Program") in May 2019.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

The Transformation Program is structured in multiple phases extending through 2021 and is focused on specific areas of opportunity including strategic sourcing, manufacturing facility workflow redesign, distribution and administrative process efficiencies and optimizing our global brand platforms. We anticipate incurring consulting costs, restructuring charges and other related transformation expenses of $75 to $85 million through 2021, with estimated costs of $28 to $33 million to be incurred in 2019. We incurred $7.7 million and $13.5 million during the three and six months ended June 30, 2019 in connection with the operational review and execution of the Transformation Program. We intend to continuously evaluate the total investment in and financial benefits of the various initiatives associated with the Transformation Program and are currently targeting annualized savings in excess of $75 million by the end of 2021, with expected annualized savings of $1 to $3 million in 2019 and approximately $30 million of annualized savings by the end of 2020. The Company may realize additional benefits from pricing optimization developed in conjunction with this program.

Liquidity and Debt
Net cash used in operating activities in the second quarter was $25.0 million compared to $112.3 million in last year's second quarter. Net cash provided by investing activities in the second quarter was $111.8 million compared to net cash used in investing activities of $92.7 million in last year's second quarter. Both year's net cash from investing activities include proceeds from the collection of beneficial interest in sold receivables, netted against capital spending of $5.3 million in the second quarter of 2019 and $4.3 million in the second quarter of 2018. Last year's net cash used in investing activities was driven by the Crem acquisition of $215.6 million that closed in April 2018. Free Cash Flow was $54.4 million in the quarter versus $20.3 million in last year's second quarter, with the increase partially driven by higher net income, losses on the remeasurement of debt and other realized foreign currency derivative transactions associated with the financing of the Crem acquisition that did not recur in 2019 and from the receipt of $14.0 million upon the termination of a fair value interest rate swap, which would have been received in the third quarter of 2019 absent the termination.

During the quarter, net borrowings on our debt agreements decreased by $53.2 million. Our ending cash and cash equivalents was $89.3 million, an increase of $34.0 million in the quarter. Nearly all of our cash and cash equivalents were held by our international subsidiaries as of June 30, 2019.

2019 Guidance

•	Net sales growth: between 2.0 and 5.0 percent (organic +2.0 to +5.0 percent, acquisition +1.0 percent, foreign currency translation -1.0 percent)

•	Adjusted Operating EBITDA margin: between 18.5 and 19.5 percent; the company currently expects to be at the low end of this range

•
Adjusted Diluted Net Earnings Per Share: between $0.71 and $0.81 per share; the company currently expects to be at the low end of this range; based on 141.8 million fully diluted shares outstanding; the effective tax rate for 2019 is forecasted to be between 26 and 28 percent; interest expense is expected to be between $92.0 and $97.0 million

Management Commentary
"We are pleased with our operating performance in the second quarter,” said Bill Johnson, Welbilt’s President and CEO. "Both the Americas and APAC delivered Organic Net Sales increases. Operationally, our Adjusted Operating EBITDA margin improved 150 basis points year-over-year. The improvement was driven by positive pricing following our March pricing actions, along with positive volume/mix in the quarter."

"Our Transformation Program is off to a good start. As we discussed during our Investor Day presentation on May 14, 2019, the Transformation Program is being executed as four planned groups, or waves, of activities with each wave expected to be four to six months in duration. Wave 1 activities, which began in May, are focused on two manufacturing plants and our procurement processes. We are on track to complete Wave 1 by the end of the year and work completed to date makes us confident that the savings targets we identified during the operational review and shared in our Investor Day presentation are achievable."

"We reiterated our 2019 full-year Organic Net Sales guidance today. We continue to see growth opportunities with large chain and general market customers. We now expect our 2019 Adjusted Operating EBITDA margin and Adjusted Diluted Net Earnings Per Share to be at the low end of their ranges due to a more conservative mix trend forecasted for the second half of the year and from additional investments in people to help support our Transformation Program," concluded Johnson.

Conference Call and Webcast
Welbilt will host a live conference call to discuss its 2019 second quarter earnings on Tuesday, August 6, 2019 at 10:00 am ET. A live webcast, supplemental presentation slides and replay of the call can be accessed on the Investor Relations page at www.welbilt.com. The webcast replay will be available for 30 days from Tuesday, August 6, 2019 at 1:00 pm ET. The information on our website is not a part of this release.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln™, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by two service brands: FitKitchen®, our fully-integrated kitchen systems brand, and KitchenCare®, our aftermarket parts and service brand. Headquartered in the Tampa Bay region of

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

Florida and operating 21 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors, dealers, buying groups and manufacturers' representatives in over 100 countries. We have approximately 5,500 employees and generated sales of $1.6 billion in 2018. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, our expectations regarding future results, our full-year financial outlook, descriptions of the Transformation Program, including anticipated costs and targeted annualized savings; expected impact of restructuring and other operating and strategic plans and any assumptions on which those expectations, outlook, targets or plans are based. Certain of these forward-looking statements can be identified by the use of words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "forecasts," "could," "will," "may," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks related to acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and general integration risks; risks related to our substantial levels of indebtedness; world economic factors and ongoing economic and political uncertainty; realization of anticipated earnings enhancements, cost savings, strategic options and other synergies (through the Transformation Program or otherwise) and the anticipated timing to realize those enhancements, savings, synergies, and options; our ability to source raw materials and commodities on favorable terms and successfully respond to and manage related price volatility; the ability to generate cash and manage working capital consistent with our stated goals; changes in the interest rate environment and currency fluctuations; the successful development and market acceptance of innovative new products; actions by competitors including competitive pricing; consumer and customer demand for products; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws, tariffs and trade regulations and enforcement of such laws around the world; the risk that additional information may arise, due to completion of financial statements for purposes of reporting the Annual Report on Form 10-K for the year ended December 31, 2018 and the operation of our annual controls related to the preparation of our financial statements or otherwise, that would require us to make further adjustments or revisions to our financial statements or delay the filing of our financial statements; our ability to successfully remediate the material weaknesses identified in our internal controls over financial reporting; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, our Form 10-Q for the quarterly periods ended March 31, 2019 and June 30, 2019 and in our other filings with the Securities and Exchange Commission ("SEC"). We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the date of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In Millions, Except Share and Per Share Data, Unaudited)

STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$426.3	$420.7	$801.6	$771.1
Cost of sales	270.0	271.4	518.8	495.6
Gross profit	156.3	149.3	282.8	275.5
Selling, general and administrative expenses	87.8	83.0	176.1	159.4
Amortization expense	9.9	9.4	19.4	17.3
Restructuring expense	1.4	1.4	5.6	1.8
Gain from disposal of assets — net	—	(0.1)	—	(0.2)
Earnings from operations	57.2	55.6	81.7	97.2
Interest expense	24.5	23.1	48.5	43.4
Other expense — net	5.6	15.3	8.6	23.8
Earnings before income taxes	27.1	17.2	24.6	30.0
Income taxes	7.1	5.2	7.2	5.6
Net earnings	$20.0	$12.0	$17.4	$24.4
Per share data
Earnings per share — Basic	$0.14	$0.09	$0.12	$0.17
Earnings per share — Diluted	$0.14	$0.09	$0.12	$0.17
Weighted average shares outstanding — Basic	140,992,451	139,998,308	140,803,382	139,853,748
Weighted average shares outstanding — Diluted	141,416,768	141,071,259	141,302,686	141,131,122

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In Millions, Except Share and Per Share Data)

BALANCE SHEETS

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$89.3	$70.4
Restricted cash	—	2.8
Short-term investment	—	32.0
Accounts receivable, less allowance of $4.3 and $3.9, respectively	216.4	112.5
Inventories — net	200.6	190.6
Prepaids and other current assets	38.7	32.2
Total current assets	545.0	440.5
Property, plant and equipment — net	118.5	119.0
Operating lease right-of-use assets	40.4	—
Goodwill	933.9	935.6
Other intangible assets — net	524.7	546.7
Other non-current assets	28.7	33.2
Total assets	$2,191.2	$2,075.0
Liabilities and equity
Current liabilities:
Trade accounts payable	$116.1	$151.0
Accrued expenses and other liabilities	173.3	183.7
Short-term borrowings and current portion of finance leases	1.2	16.1
Product warranties	30.2	27.9
Total current liabilities	320.8	378.7
Long-term debt and finance leases	1,448.3	1,321.8
Deferred income taxes	103.8	104.3
Pension and postretirement health obligations	37.2	39.2
Operating lease liabilities	28.4	—
Other long-term liabilities	36.0	44.6
Total non-current liabilities	1,653.7	1,509.9
Commitments and contingencies
Total equity:
Common stock ($0.01 par value, 300,000,000 shares authorized, 141,047,787 shares and 140,252,693 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively)	1.4	1.4
Additional paid-in capital (deficit)	(34.2)	(41.5)
Retained earnings	286.0	268.4
Accumulated other comprehensive loss	(36.2)	(41.6)
Treasury stock, at cost, 55,256 shares and 53,308 shares, respectively	(0.3)	(0.3)
Total equity	216.7	186.4
Total liabilities and equity	$2,191.2	$2,075.0

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

WELBILT, INC.
Consolidated Financial Information
(In Millions, Unaudited)

STATEMENTS OF CASH FLOW

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net earnings	$17.4	$24.4
Adjustments to reconcile net earnings to cash used in operating activities:
Depreciation expense	11.1	8.7
Amortization of intangible assets	19.4	17.3
Amortization of debt issuance costs	2.3	2.7
Deferred income taxes	0.5	(3.1)
Stock-based compensation expense	4.7	5.6
Gain from disposal of assets — net	—	(0.2)
Pension settlement	1.2	—
(Gain) loss on remeasurement of debt and other realized foreign currency derivative	(0.3)	19.1
Changes in operating assets and liabilities, excluding the effects of the business acquisition:
Accounts receivable	(384.4)	(292.1)
Inventories	(9.4)	(31.0)
Other assets	(3.5)	(4.0)
Trade accounts payable	(35.2)	12.5
Other current and long-term liabilities	(5.8)	(30.9)
Net cash used in operating activities	(382.0)	(271.0)
Cash flows from investing activities
Cash receipts on beneficial interest in sold receivables	280.7	264.8
Capital expenditures	(10.1)	(8.0)
Purchase of short-term investment	—	(35.0)
Proceeds from maturity of short-term investment	32.0	20.7
Business acquisition, net of cash acquired	—	(215.6)
Settlement of foreign exchange contract	—	(10.0)
Other	0.6	0.6
Net cash provided by investing activities	303.2	17.5
Cash flows from financing activities
Proceeds from long-term debt	274.9	261.0
Repayments on long-term debt and finance leases	(164.8)	(76.4)
Debt issuance costs	—	(0.4)
Proceeds from short-term borrowings	—	30.0
Repayment of short-term borrowings	(15.0)	—
Payment of contingent consideration	(0.8)	—
Exercises of stock options	2.6	4.8
Payments on tax withholdings for equity awards	(2.0)	(2.4)
Net cash provided by financing activities	94.9	216.6
Effect of exchange rate changes on cash	—	(0.9)
Net increase (decrease) in cash and cash equivalents and restricted cash	16.1	(37.8)
Balance at beginning of period	73.2	108.8
Balance at end of period	$89.3	$71.0
(Continued)

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

WELBILT, INC.
Consolidated Statements of Cash Flows (Continued)
(In Millions, Unaudited)

	Six Months Ended June 30,
	2019	2018
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$19.7	$23.3
Cash paid for interest, net of related hedge settlements	34.4	48.7

Supplemental disclosures of non-cash activities:
Non-cash investing activity: Beneficial interest obtained in exchange for securitized receivables	238.6	365.1
Non-cash financing activity: Reassessments and modifications of right-of-use assets and lease liabilities and assets obtained through leasing arrangements	8.9	—

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

SEGMENT INFORMATION

(in millions, except percentage data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales:
Americas	$335.9	$328.2	$611.0	$608.4
EMEA	98.8	99.3	205.5	180.3
APAC	60.1	57.7	114.9	101.2
Elimination of intersegment sales	(68.5)	(64.5)	(129.8)	(118.8)
Total net sales	$426.3	$420.7	$801.6	$771.1

Segment Adjusted Operating EBITDA:
Americas	$69.4	$61.5	$110.2	$109.1
EMEA	18.3	22.4	36.6	36.5
APAC	7.4	7.5	15.3	13.0
Total Segment Adjusted Operating EBITDA	95.1	91.4	162.1	158.6
Corporate and unallocated	(12.3)	(15.9)	(29.2)	(27.8)
Amortization expense	(9.9)	(9.4)	(19.4)	(17.3)
Depreciation expense	(6.0)	(4.5)	(10.9)	(8.7)
Transaction costs (1)	(0.2)	(4.7)	(0.6)	(5.9)
Other items (2)	—	—	(0.8)	—
Transformation Program expense (3)	(7.7)	—	(13.5)	—
Separation expense	—	—	—	(0.1)
Restructuring activities (4)	(1.8)	(1.4)	(6.0)	(1.8)
Gain from disposal of assets — net	—	0.1	—	0.2
Earnings from operations	57.2	55.6	81.7	97.2
Interest expense	(24.5)	(23.1)	(48.5)	(43.4)
Other expense — net	(5.6)	(15.3)	(8.6)	(23.8)
Earnings before income taxes	$27.1	$17.2	$24.6	$30.0
(1) Transaction costs are associated with acquisition-related transaction and integration activities. Transaction costs recorded in "Cost of Sales" include $0.2 million related to inventory fair value purchase accounting adjustments for the six months ended June 30, 2019 and $1.5 million for the three and six months ended June 30, 2018, respectively. Professional services and other direct acquisition and integration costs recorded in "Selling, general and administrative expenses" were $0.2 million and $0.4 million for the three and six months ended June 30, 2019, respectively, and $3.2 million and $4.4 million for the three and six months ended June 30, 2018, respectively.

(2) Other items are costs, which are not representative of our ongoing operational activities. For the six months ended June 30, 2019, these costs include other professional fees of $0.8 million and are included in "Selling, general and administrative expenses" in the consolidated Statements of Operations.

(3) Transformation Program expense includes consulting and other costs associated with executing our Transformation Program. For the three and six months ended June 30, 2019, $0.2 million for each period of these expenses are included in "Cost of sales" and $7.5 million and $13.3 million, respectively, are included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

(4) Restructuring activities comprise costs associated with actions taken to improve operating efficiencies and rationalize our cost structure. For the three and six months ended June 30, 2019, these costs include inventory write-down and accelerated depreciation related to a plant consolidation of one of our manufacturing facilities of $0.4 million included in "Cost of sales" in the Consolidated Statements of Operations. For the three and six months ended June 30, 2019, these costs also include severance and related costs of $1.4 million and $5.6 million, respectively. Comparatively, for the three and six months ended June 30, 2018, we incurred costs of $1.4 million and $1.8 million, respectively. Severance and related costs are included in "Restructuring expense" in the Consolidated Statements of Operations.

Adjusted Operating EBITDA % by segment (5):
Americas	20.7%	18.7%	18.0%	17.9%
EMEA	18.5%	22.6%	17.8%	20.2%
APAC	12.3%	13.0%	13.3%	12.8%
(5) Adjusted Operating EBITDA % in the section above is calculated by dividing Adjusted Operating EBITDA by net sales for each respective segment.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

(in millions, except percentage data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales by geographic area (6):
United States	$279.1	$269.7	$504.1	$493.1
Other Americas	26.4	28.3	46.7	56.8
EMEA	76.3	78.6	164.9	140.7
APAC	44.5	44.1	85.9	80.5
Total net sales by geographic area	$426.3	$420.7	$801.6	$771.1
(6) Net sales in the section above are attributed to geographic regions based on location of customer.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

NON-GAAP FINANCIAL MEASURES

In this release, we use certain non-GAAP financial measures discussed below to evaluate our results of operations, financial condition and liquidity. We believe that the presentation of these non-GAAP financial measures, when viewed as a supplement to our results prepared in accordance with U.S. GAAP, provides useful information to investors in evaluating the ongoing performance of our operating businesses, provides greater transparency into our results of operations and is consistent with how management evaluates operating performance and liquidity. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data we make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net earnings, earnings from operations, net cash used in operating activities, net sales or any other measures derived in accordance with U.S. GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for financial measures presented in accordance with U.S. GAAP. Our use of these terms may vary from the use of similarly-titled measures by other companies due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. We do not provide reconciliations of our forward-looking Adjusted Operating EBITDA margin and Adjusted Diluted Net Earnings Per Share guidance, which are presented on a non-GAAP basis, to the most directly comparable GAAP financial measure because the combined impact and timing of certain potential charges or gains is inherently uncertain, outside of our control and difficult to predict. Such items include, but are not limited to, restructuring expenses, separation expenses, acquisition-related transaction and integration costs, losses on modification or extinguishment of debt, foreign currency transaction gain or loss, various other charges not reflective of our operations and the tax impact of such non-GAAP adjustments. Accordingly, we cannot provide reconciliations without unreasonable effort and are unable to determine the probable significance of the unavailable information.

Free Cash Flow

In this release, we refer to Free Cash Flow, calculated as net cash used in operating activities less capital expenditures plus cash receipts on our beneficial interest in sold receivables and the related impact of terminating our accounts receivable securitization program during the first quarter of 2019. We believe this non-GAAP financial measure is useful to investors in measuring our ability to generate cash internally to fund our debt repayments, acquisitions, dividends and share repurchases. Free Cash Flow reconciles to net cash used in operating activities presented in our Consolidated Statements of Cash Flows presented in accordance with U.S. GAAP as follows:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash used in operating activities	$(25.0)	$(112.3)	$(382.0)	$(271.0)
Capital expenditures	(5.3)	(4.3)	(10.1)	(8.0)
Cash receipts on beneficial interest in sold receivables	84.7	136.9	280.7	264.8
Termination of accounts receivable securitization program (1)	—	—	96.9	—
Free Cash Flow	$54.4	$20.3	$(14.5)	$(14.2)
(1) Represents the increase in Accounts receivable resulting from the termination of the accounts receivable securitization program during the first quarter of 2019, which is reflected in "Cash Flows from Operating Activities" in the Consolidated Statements of Cash Flows.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

Adjusted Operating EBITDA

In addition to analyzing our operating results on a U.S. GAAP basis, management also reviews our results on an "Adjusted Operating EBITDA" basis. Adjusted Operating EBITDA is defined as net earnings before interest, income taxes, other expense-net, depreciation and amortization expense plus certain other items such as gain or loss from impairment of disposal of assets, restructuring activities, separation expense, Transformation Program expenses, acquisition-related transaction and integration costs and certain other items. Management uses Adjusted Operating EBITDA as the basis on which we evaluate our financial performance and make resource allocations and other operating decisions. Management considers it important that investors review the same operating information used by management.

The Company's Adjusted Operating EBITDA reconciles to net earnings as presented in the Consolidated Statements of Operations in accordance with U.S. GAAP as follows:

(in millions, except percentage data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net earnings	$20.0	$12.0	$17.4	$24.4
Income taxes	7.1	5.2	7.2	5.6
Other expense — net	5.6	15.3	8.6	23.8
Interest expense	24.5	23.1	48.5	43.4
Earnings from operations	57.2	55.6	81.7	97.2
Gain from disposal of assets — net	—	(0.1)	—	(0.2)
Restructuring activities (1)	1.8	1.4	6.0	1.8
Separation expense	—	—	—	0.1
Amortization expense	9.9	9.4	19.4	17.3
Depreciation expense	6.0	4.5	10.9	8.7
Transformation Program expense (2)	7.7	—	13.5	—
Transaction costs (3)	0.2	4.7	0.6	5.9
Other items (4)	—	—	0.8	—
Total Adjusted Operating EBITDA	$82.8	$75.5	$132.9	$130.8

Adjusted Operating EBITDA margin (5)	19.4%	17.9%	16.6%	17.0%
(1) Restructuring activities comprise costs associated with actions taken to improve operating efficiencies and rationalize our cost structure. For the three and six months ended June 30, 2019, these costs include inventory write-down and accelerated depreciation related to a plant consolidation of one of our manufacturing facilities of $0.4 million included in "Cost of sales" in the Consolidated Statements of Operations. For the three and six months ended June 30, 2019, these costs also include severance and related costs of $1.4 million and $5.6 million, respectively. Comparatively, for the three and six months ended June 30, 2018, we incurred costs of $1.4 million and $1.8 million, respectively. Severance and related costs are included in "Restructuring expense" in the Consolidated Statements of Operations.
(2)Transformation Program expense includes consulting and other costs associated with executing our Transformation Program. For the three and six months ended June 30, 2019, $0.2 million for each period of these expenses are included in "Cost of sales" and $7.5 million and $13.3 million, respectively, are included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.
(3) Transaction costs are associated with acquisition-related transaction and integration activities. These costs include $0.2 million related to inventory fair value purchase accounting adjustments recorded in "Cost of sales" for the six months ended June 30, 2019 and $1.5 million for the three and six months ended June 30, 2018, respectively. Professional services and other direct acquisition and integration costs of $0.2 million and $0.4 million were recorded in "Selling, general and administrative expenses" for the three and six months ended June 30, 2019, respectively, and $3.2 million and $4.4 million for the three and six months ended June 30, 2018, respectively.
(4) Other items are costs, which are not representative of our operational performance. These costs include other professional fees of $0.8 million recorded in "Selling, general and administrative expenses" for the six months ended June 30, 2019.
(5) Adjusted Operating EBITDA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITDA by net sales.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

We define Adjusted Net Earnings as net earnings before the impact of certain items, including gain or loss from impairment or disposal of assets, restructuring activities, separation expense, acquisition-related transaction and integration costs, Transformation Program expenses, expenses associated with pension settlements, foreign currency transaction gain or loss, certain other items and the tax effect of the aforementioned adjustments, as applicable. Adjusted Diluted Net Earnings Per Share for each period represents Adjusted Net Earnings while giving effect to all potentially dilutive shares of common stock that were outstanding during the period. We believe these measures are useful to investors in assessing the ongoing performance of our underlying businesses before the impact of certain items.

The following tables present Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share reconciled to net earnings and diluted net earnings per share, respectively, presented in accordance with U.S. GAAP:

(in millions, except share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net earnings	$20.0	$12.0	$17.4	$24.4
Gain from disposal of assets — net	—	(0.1)	—	(0.2)
Restructuring activities (1)	1.8	1.4	6.0	1.8
Separation expense	—	—	—	0.1
Transformation Program expense (2)	7.7	—	13.5	—
Transaction costs (3)	0.2	6.9	0.6	15.9
Other items (4)	—	—	0.8	—
Pension Settlement (5)	—	—	1.2	—
Foreign currency transaction loss (gain) (6)	4.2	11.2	5.0	10.4
Tax effect of adjustments (7)	(3.1)	(2.7)	(6.3)	(2.5)
Total Adjusted Net Earnings	$30.8	$28.7	$38.2	$49.9

Diluted net earnings	$0.14	$0.09	$0.12	$0.17
Gain from disposal of assets — net	—	—	—	—
Restructuring activities (1)	0.01	0.01	0.04	0.01
Separation expense	—	—	—	—
Transformation Program expense (2)	0.05	—	0.10	—
Transaction costs (3)	—	0.04	—	0.12
Other items (4)	—	—	0.01	—
Pension settlement costs (5)	—	—	0.01	—
Foreign currency transaction loss (gain) (6)	0.04	0.08	0.03	0.07
Tax effect of adjustments (7)	(0.02)	(0.02)	(0.04)	(0.02)
Total Adjusted Diluted Net Earnings	$0.22	$0.20	$0.27	$0.35
(1) Restructuring activities comprise costs associated with actions taken to improve operating efficiencies and rationalize our cost structure. For the three and six months ended June 30, 2019, these costs include inventory write-down and accelerated depreciation related to a plant consolidation of one of our manufacturing facilities of $0.4 million included in "Cost of sales" in the Consolidated Statements of Operations. For the three and six months ended June 30, 2019, these costs also include severance and related costs of $1.4 million and $5.6 million, respectively. Comparatively, for the three and six months ended June 30, 2018, we incurred costs of $1.4 million and $1.8 million, respectively. Severance and related costs are included in "Restructuring expense" in the Consolidated Statements of Operations.
(2) Transformation Program expense includes consulting and other costs associated with executing our Transformation Program. For the three and six months ended June 30, 2019, $0.2 million for each period of these expenses are included in "Cost of sales" and $7.5 million and $13.3 million, respectively, are included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.
(3) Transaction costs are associated with acquisition-related transaction and integration activities. These costs include $0.2 million related to inventory fair value purchase accounting adjustments recorded in "Cost of sales" for the six months ended June 30, 2019 and $1.5 million for the three and six months ended June 30, 2018, respectively. Professional services and other direct acquisition and integration costs of $0.2 million and $0.4 million were recorded in "Selling, general and administrative expenses" for the three and six months ended June 30, 2019, respectively, and $3.2 million and $4.4 million for the three and six months ended June 30, 2018, respectively. Transaction costs also included losses of $2.2 million and $10.0 million respectively, related to a foreign currency hedge of the acquisition purchase price for Crem recorded in "Other expense- net" for the three and six months ended June 30, 2018, respectively.
(4) Other items are costs, which are not representative of our operational performance. These costs include other professional fees of $0.8 million recorded in "Selling, general and administrative expenses" for the six months ended June 30, 2019.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

(5) Pension settlement represents a non-cash pension settlement loss of $1.2 million incurred during the six months ended June 30, 2019, resulting from the settlement of a portion of our United Kingdom pension obligations.
(6) Foreign currency transaction gains and losses are inclusive of gains and losses on related foreign currency exchange contracts not designated as hedging instruments for accounting purposes.
(7) The tax effect of adjustments is determined using the statutory tax rates for the countries comprising such adjustments.

Third-party Net Sales and Organic Net Sales

In this release, we define Third-party Net Sales as net sales for the segment excluding intersegment sales and Organic Net Sales as net sales before the impacts of acquisitions and foreign currency translations during the period. We believe the Third-party Net Sales and Organic Net Sales measures are useful to investors in assessing the ongoing performance of our underlying businesses. Third-party Net Sales and Organic Net Sales reconcile to net sales presented in accordance with U.S. GAAP as follows:

	For the Three Months Ended June 30, 2019 vs. 2018
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	3.1%	(0.5)%	1.7%	2.2%
Impact from acquisition	—%	3.4%	1.1%	0.7%
Impact of foreign currency translation(1)	(0.4)%	(5.8)%	(2.8)%	(1.6)%
Third-party Net Sales	2.7%	(2.9)%	—%	1.3%

	For the Six Months Ended June 30, 2019 vs. 2018
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	0.2%	10.9%	5.8%	2.8%
Impact from acquisition	—%	13.2%	6.0%	3.2%
Impact of foreign currency translation(1)	(0.4)%	(7.1)%	(3.0)%	(2.0)%
Third-party Net Sales	(0.2)%	17.0%	8.8%	4.0%
(1)The impact from foreign currency translation is calculated by translating current period activity at the weighted average prior period rates.

August 6, 2019
Welbilt Reports 2019 Second Quarter Operating Results

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2019	2018	2019	2018
Consolidated:
Total sales	$494.8	$485.2	$931.4	$889.9
Less: Intersegment sales	(68.5)	(64.5)	(129.8)	(118.8)
Net sales (as reported)	426.3	420.7	801.6	771.1
Less: Crem acquisition	(3.2)	—	(24.0)	—
Organic third-party net sales	423.1	420.7	777.6	771.1
Impact of foreign currency translation(1)	7.0	—	15.1	—
Total Consolidated organic net sales	$430.1	$420.7	$792.7	$771.1

Americas:
Net sales	$335.9	$328.2	$611.0	$608.4
Less: Intersegment sales	(33.3)	(33.5)	(67.6)	(63.7)
Third-party net sales	302.6	294.7	543.4	544.7
Impact of foreign currency translation(1)	1.1	—	2.5	—
Total Americas organic net sales	$303.7	$294.7	$545.9	$544.7

EMEA:
Net sales	$98.8	$99.3	$205.5	$180.3
Less: Intersegment sales	(21.5)	(19.7)	(37.3)	(36.6)
Third-party net sales	77.3	79.6	168.2	143.7
Less: Crem acquisition	(2.7)	—	(19.0)	—
Organic third-party net sales	74.6	79.6	149.2	143.7
Impact of foreign currency translation(1)	4.6	—	10.1	—
Total EMEA organic net sales	79.2	$79.6	$159.3	$143.7

APAC:
Net sales	$60.1	$57.7	$114.9	$101.2
Less: Intersegment sales	(13.7)	(11.3)	(24.9)	(18.5)
Third-party net sales	46.4	46.4	90.0	82.7
Less: Crem acquisition	(0.5)	—	(5.0)	—
Organic third-party net sales	45.9	46.4	85.0	82.7
Impact of foreign currency translation(1)	1.3	—	2.5	—
Total APAC organic net sales	$47.2	$46.4	$87.5	$82.7
(1)The impact from foreign currency translation is calculated by translating current period activity at the weighted average prior period rates.